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                         BARRETT RESOURCES CORPORATION                 ANNEX B
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                      NON-DISCRETIONARY STOCK OPTION PLAN
                           As Amended March 20, 1997


     This Non-Discretionary Stock Option Plan (the "Plan") is adopted by Barrett Resources Corporation (the "Company") effective as of May 1, 1991 and as amended as of March 20, 1997.

     1.   Definitions.
          -----------

          Unless otherwise indicated or required by the particular context, the terms used in this Plan shall have the following meaning:

          Board:  The Board of Directors of the Company.
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          Code:  The Internal Revenue Code of 1986, as amended.
          ----

          Common Stock: The $.01 par value common stock of the Company.
          ------------

          Company:  Barrett Resources Corporation, a corporation incorporated
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under the laws of Delaware, any current or future wholly owned subsidiaries of the Company, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

          Date Of Grant:  The date on which an Option, as defined below, is
          -------------
granted under the Plan.

          Fair Market Value:  Fair Market Value of the Common Stock as of a
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certain date shall be calculated as follows:  (i) if there is a public market for the Common Stock, the Fair Market Value of the Common Stock shall be equal to and not less than the last reported sale price for the Common Stock on that date (or on the preceding stock market business day if such date is a Saturday, Sunday, or a holiday), on either a national or local over-the-counter market, as reported by The Denver Post, Denver, Colorado, or if not available there, in the
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Wall Street Journal; (ii) if no such published last sale price is available and
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a published bid price is available from one of those sources, then the Fair
Market Value of the Common Stock shall be equal to and not less than such last reported bid price for the Common Stock on that date (or on the preceding stock market business day if such date is a Saturday, Sunday, or a holiday), and (iii) if no such published bid price is available, the Fair Market Value of the Common Stock shall be equal to and not less than the average of the bid prices quoted as of the close of business on that date (or on the preceding stock market business day if such date is a Saturday, Sunday, or a holiday) by any two independent persons or entities making a market for the Common Stock.

          Non-Employee Director:  A person who is a member of the Board of
          ---------------------
Directors and who is not an employee of the Company.

          Option:  The rights to purchase Common Stock granted pursuant to the
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terms and conditions of an Option Agreement (defined below).
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          Option Agreement:  The written agreement (including any amendments or
          ----------------
supplements thereto) between the Company and a Non-Employee Director designating the terms and conditions of an Option.

          Option Shares:  The shares of Common Stock underlying an Option
          -------------
granted pursuant to this Plan.

          Optionee:  A Non-Employee Director who has been granted an Option.
          --------

     2.   Purpose And Scope.
          -----------------

          (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Non-Employee Directors, whose participation and guidance contributes to the successful operation of the Company, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

          (b) This Plan provides that Options be granted to Non-Employee Directors according to the formula set forth in Section 3 of this Plan.

     3.   Operation Of The Plan.
          ---------------------

          (a) Grant Of Options: Amount And Timing.  Options to purchase 300,000
              -----------------------------------
shares of Common Stock shall be granted under the Plan to each Non-Employee Director at the later to occur of (i) May 1, 1991 and (ii) the date he or she becomes a Non-Employee Director of the Company. In addition, on the date that all of an Optionee's Options to purchase 10,000 shares either have become exercisable, as provided in Section 3(c), or have expired, as provided in
Section 3(d), Options to purchase an additional 10,000 shares shall be granted to the Optionee provided that, at that time, he or she is a Non-Employee Director. All Options shall be exercisable only as set forth in Section 3(c) below and shall be subject to the other terms and conditions set forth in this Plan or otherwise established by the Company.

          (b) Option Exercise Price.  The exercise price for the Options shall
              ---------------------
be the Fair Market Value of the Common Stock on the Date Of Grant.

          (c) Exercise.  For each Board of Directors' meeting attended by an
              --------
Optionee subsequent to March 20, 1997, Options to purchase 1,000 shares of Common Stock will become exercisable. For purposes of the Plan, a "Board of Directors' meeting attended" shall mean a board of Directors' meeting which is attended by the Optionee in person and shall not include meetings attended by telephone conference call.

          (d) Term.  The Options shall expire upon the later to occur of (i)
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five years from the Date Of Grant and (ii) two years after the Options to purchase those shares first become exercisable. Notwithstanding the foregoing, Options shall expire, if not exercised, 90 days after the Optionee ceases to be a director of the Company.

          (e) Amendments.  This Plan may be changed or modified from time to
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time provided, however, that (A) no such change or modification shall impair any
Option previously granted under the Plan, (B) the provisions relating to the amount, price and timing of the options shall not be amended more

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than once every six months other than to comport with changes in the Code, the
Employee Retirement Income Security Act, or rules promulgated thereunder, and
(C) the approval by written consent of a majority of the holders of the Company's securities entitled to vote, or by the affirmative votes of the holders of a majority of the Company's securities entitled to vote at a meeting duly held in accordance with the applicable laws of the state of Delaware, shall be required for any amendment which would do any of the following:

               (i) materially modify the eligibility requirements for receiving Options under the Plan;

               (ii) materially increase the benefits accruing to Non-Employee Directors under the Plan; or

               (iii) materially increase the number of shares of Common Stock that may be issued under the Plan.

     4.   Number of Shares.
          ----------------

          The Board is authorized to appropriate, issue and sell for the purposes of the Plan an aggregate maximum of 300,000 shares of Common Stock, including both treasury and newly issued shares, or the number and kind of shares of stock or other securities which in accordance with Section 8 shall be substituted for the 300,000 shares or into which such 300,000 shares shall be adjusted. All or any unsold shares subject to an Option, that for any reason expires or otherwise terminates before it has been exercised, again may be made subject to other Options under the Plan.

     5.   Eligibility.
          -----------

          Options shall be granted under the Plan only to Non-Employee Directors provided that any Non-Employee Director may waive his right to participate in the Plan.

     6.   Exercise Of Options.
          -------------------

          (a) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to Section 3(c) and 3(d), in the event of the legal disability of an Optionee, the guardian or personal representative of the Option may exercise the Option.

          (b) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 7 herein; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000.

          (c) No Option Shares may be sold, transferred or otherwise disposed of for a period of at least six months following the Date Of Grant of the Option.

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     7.   Payment For Option Shares.
          -------------------------

          (a) For any single purchase by an Optionee of Option Shares at a total purchase price in excess of $1,000, the Company, in its sole discretion, upon request by the Optionee, may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Common Stock previously owned by the Optionee ("Previously Owned Shares") with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. Notwithstanding the above, an Optionee shall be permitted to exercise his Option by delivering Previously Owned Shares only if he has held, and provides appropriate evidence of such, the Previously Owned Shares for more than six months prior to the date of exercise. This period (the "Holding Period") may be extended by the Company acting in its sole discretion as is necessary, in the opinion of the Company, so that, under generally accepted accounting principles, no compensation shall be considered to have been or to be paid to the Optionee as a result of the exercise of the Option in this manner. At the time the Option is exercised, the Optionee shall provide an affidavit, and such other evidence and documents as the Company shall request, to establish the Optionee's Holding Period. As indicated above, an Optionee may deliver shares of Common Stock as part of the purchase price only if the Company, in its sole discretion agrees, on a case by case basis, to permit this form of payment.

          (b) If payment for the exercise of an Option is made other than by the delivery to the Company for cancellation of shares of the Common Stock, the purchase price shall be paid in cash or certified funds.

     8.   Change In Stock, Adjustments, Etc.
          ----------------------------------

          In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option hereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

          In the event of any such changes or exchanges, (i) the Company shall adjust the number, or kind, or option price of the shares or other securities that are then subject to an Option or Options granted pursuant to the Plan in order to prevent dilution or enlargement of rights and (ii) such adjustments shall be effective and binding for all purposes of the Plan.

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     9.   Status As Director.
          ------------------

          Nothing contained in the Plan, or in any Option granted or Option Shares issued pursuant to the Plan, (i) shall confer upon any Optionee any right with respect to continuance of his position as a director of the Company, or
(ii) shall interfere in any way with the right of the Company at any time to elect not to continue or to terminate the Optionee's position as a director of the Company.

     10.  Nontransferability Of Option.
          ----------------------------

          No option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, the Employee Retirement Income Security Act, or rules promulgated thereunder. Except as provided in the preceding sentence, any attempt to transfer an Option shall void the Option.

     11.  Rights As A Stockholder.
          -----------------------

          No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 8, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

     12.  Securities Laws Requirements.
          ----------------------------

          No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirement of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option Agreement and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

     13.  Disposition Of Shares.
          ---------------------

          To the extent reasonably requested by the Company, each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Share will be sold for at least six months following the Date Of Grant of the Option; (c) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (d) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (e) that if he is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) he will not violate Section 16(b) of the Exchange Act, (ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him, and (iii) he will timely file all reports required under the federal securities laws.

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     14.  Effective Date Of Plan; Termination Date Of Plan.
          ------------------------------------------------

          Subject to the approval of the amendment to the Plan on or before March 19, 1998 by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at a meeting duly held in accordance with the laws of the State of Delaware, the Plan shall be deemed effective as of May 1, 1991 and shall terminate at midnight on May 1, 2001, except as to Options previously granted and outstanding under the Plan at that time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of Delaware, except with respect to any Options then outstanding under the Plan.

     15.  Withholding Taxes.
          -----------------

          The Option Agreement shall provide that the Company may take steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option.

     16.  Other Provisions.
          ----------------

          The following provisions are also in effect under the Plan:

          (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

          (b) Any expenses of administering the Plan shall be borne by the Company.

          (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the stockholders of the Company shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

          (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Colorado, except in those instances where the rules of conflicts of laws would require application of the laws of the State of Delaware.


                                     BARRETT RESOURCES CORPORATION



                                     By:  /s/ William J. Barrett
                                        ------------------------
                                     William J. Barrett, Chief Executive Officer

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